Exhibit 2.2

FILEO (Requestor's Name) (Address) (Address) (City/State/Zip/Phone #) Cert if ed Copies Certificates of Status WAIT (Business Entity Name) (Document Number) Special Inst actions to Filing Officer. J DENNIS Office Use Only MAIL 600402883386

TO: A inc ndine rit Sect ion Div isinn ti1 C tirpora tions cov r.a i.ETTER CAM E ¢JF COkPURATlfJN Lc¿vi‹›n Capila I Cumor:it ion nocu rxT u S BER: I GOOOOOS 4 2 The enc1osed . - 1rfic'/e,v o/zI wrziifirrenz and fee are stibiiiiiled tor tâ Iiri¿9. klease reIu rn a1I c orrcspondcn cc c one erm ing t his matt er to the ftsIlow ing: J i n U¿’r¢t UyrJ Law Group 30 1 I . Pinc St., Std. 850 Orlai do. I I. 32S0 I C ill / S tatc and Zip Code jini byrd la wgroup.corn l. - rna i1add ress: (to be used for Iiittire anun al re pon not itica iion) For flirt Um in Born \ a Iinn con ccrn in* tl is inal \ cr. please ca II: at ( J67 J40 - 110 1 Area Code 4 had tirne ‘1 e leplione N timber O SIR 75 i ι ili ;‹ face Cenificatc of Siatus O S‹s 75 i'il iii 1 e .s C enifiecl Cop \ ' (› \ dd iiional copy is c nc losed) O S›: 0 F iti Fee Ccrti l ivaic of Siatus Cenifie‹l Copj (› \ ddii iona l Copi is eric 1oscd) M a iling A tld re.s.s A iuendiuc nt Scctio ri D i vis itin ti1 Corptiratitins I’.O. l3ox 6327 'I'allaliassec. E 1. 323 I J S I r**t zS dd rrss Ai›Jendme nt SecIion Di•'isiofJ of” Corporalions I”hc € cntrc o1 “l”aI lahasscc 24 15 N. Monrov Sircet. S iiiic 8 10 'I'allaliassec. F U 32303

Ar tie les ‹›f A mend ment ( Name of Cori›orution as current I ' filed u’iIh th* Fluri+la D*nt. of fitaic ) Pursuant tc the prux'isiuns ut . c«tion 667 1006. F lurida Siaii les. i1Jis Fl‹›ri‹lu Pr‹›fii C‹›rf›‹›roli‹›ii adupls the £ullu ’iI+t anzetJdmci \ l(s) îc iis Artic les nf In«›rp‹›rat i‹›n: A. If a mending nani c, en icr t lie new' na me of Ihe corpore titan: B. E nfer new principal office add rest. if applicahTe: C. Entcr new ma iling add ress, if applicablc: (:lfai/iziji uililress ml. 1 1’ R F, I PO.i F Ok‘I ICL B AXi LI. I I amend ine the rcgi*tcrad agent and/‹›r registered ‹›Ffice adJres* in FT‹›rid», enter the name oF the new’ registered agent in+Ip/‹›r the Once’ registered oFficc address: Check if applicable I I \ e an endinei \ t(s) is/arc beiii fi led p \ irsunin o s. 607.0 I 2d ( I I ) (c). I'.S. Q

If a mend in g t he €i f ficcrs a nd/‹i r II ir ec Iors. en ter I li c t ii le a nd na me of eac h office r/d i rccl or bein g remos cd a nd Iit le. name. a nd address ‹›f each fJfficer and/‹›r lJi rcct‹›r hcing added: X Change Rerno 'e d vpc iif Acl item (Chec k One) \ Jd › \ dd Remove KC I \ \ OV C f) C liange Remove V Mike I ones

TI e r ibcr o! shatcs the Corporii iic›ii is authorixcd to issue is :iriic ndcd to: 30,000 CI ass \ I’m Ferret S hares * - 8 *^ a n!8n d n!c ił I łł row ides In r an e xch a n ge, rec Passi lie a ti‹*n, o r cancc î îa I ion o I iss u d th a res p rO \ ’iS ioAs fo r im me me n tin g t he a men d m c n I if n‹*t co n I a in cd in the I mend m c n î itse î I:

‘I'he dale ‹›f each a inc nd ment(sJ udopl ion: . i I" olhcr than the dare ihis docunieni was signed. Fffecti›’c date iF applicable : (rc mol - ‹* /li‹iii 90 lai - s yflei runcii Jm‹ciii file ‹lube) N‹›te: I F the dall in.scrIcd in this block d‹›cs ncit i›+ect the appIi«ihI¢ sian loi ;‘ fil ittà r guiren e* ts. ihis da e › ’ill not be lisicd as the doc \ imei \ t”s cfFec \ i \ ’c date on the Dcpartment of State's r¢curds. ■ The ai \ e»dn cm(s) ›x'as/x cm adopted h \ he incorporaturs, ur b‹›ard of directors •’iil u n shareholder aclion a t \ J shareholder action «’as Mo‹ required. 0 ’I h¢ an cnJnici t(s) •'as/H'crc adopted b}’ the shareholders. The n m \ ber uf x'utcs cast Fur the an cndn cnt(s) hj’ the shareholders ’as/were su ills icm Our appr‹». \ I. ’1 lie nunibcr of voies cast for the aniendinerit(s) was/»'crc sii I lic ienI for approval h \ '" ( B. a J ircctor. pre dent or oileer o fficcr — i I” d ircc hrs or o fTicers hax'c not becn sc Icclcd. hj a n iiJc orpo ralor — il” iM the Isa Mls o f” a rcc ei \ ’er. musics, or oilier cm rl appuinlcd fJ Jtic iar;' bs’ llzat l?duc iars ) ( I ¿’p¢d or pri ntcd name o f persoiJ si c ning) (’I itle of person sipnin¿g)